UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to
SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 25, 2009

PACIFIC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington	000-29829	91-1815009
(State or other jurisdiction	(SEC File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

1101 S. Boone Street
Aberdeen, Washington 98520-5244
(360) 533-8870
(Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement

On August 25, 2009, Pacific Financial Corporation (the "Corporation") entered into a Securities Purchase Agreement with Ithan Creek Master Investors (Cayman) L.P. (the "Purchaser"), providing for the offer and sale of 556,000 shares of the Corporation's common stock, $1.00 par value per share (the "Common Stock"), and warrants to purchase 139,000 additional shares of Common Stock for total proceeds to the Company of $2,502,000.  Warrants to be issued in the transaction will have a five-year term, an exercise price of $6.50 per share, and are exercisable in whole or in part at any time upon written notice of exercise to the Corporation.  The sale of the securities to the Purchaser (the "Transaction") is expected to close on or about August 27, 2009, subject to the satisfaction of the closing conditions set forth in the purchase agreement.

In connection with the Transaction, the Corporation also entered into a Registration Rights Agreement with the Purchaser pursuant to which it has agreed to file, within 45 days of the closing of the Transaction, a registration statement with the U.S. Securities and Exchange Commission to register the shares of Common Stock issued in the Transaction and issuable upon exercise of the Warrants for possible resale by the Purchaser.  Under the Registration Rights Agreement, the registration statement is required to become effective within 90 days of the closing (or 120 days if such registration statement is subject to review by the U.S. Securities and Exchange Commission).  The Corporation will be required to pay certain liquidated damages if it does not meet its registration obligations under the Registration Rights Agreement.

The Securities Purchase Agreement and the Registration Rights Agreement are included as Exhibits 10.1 and 10.2, respectively, to this report and incorporated by reference.  The form of Warrant is included as Exhibit 4.1 and also incorporated by reference.  The description of the Securities Purchase Agreement, Registration Rights Agreement and form of Warrant above is qualified in its entirety by reference to the full text of the actual agreements.

Item 3.02             Unregistered Sales of Equity Securities

The information set forth under "Item 1.01. Entry into a Material Definitive Agreement" is incorporated by reference into this Item 3.02.

The Transaction was entered into in connection with the Corporation's previously disclosed private offer and sale of up to $12,000,000 in securities, which amount was increased to up to  $12,750,000 to accommodate the sale reported herein.  The Corporation will pay a commission of approximately $150,000 to its placement agent in connection with the Transaction.

As of the closing of the Transaction, the Corporation will have sold to 90 investors a total of 2,798,582 shares of the Common Stock and warrants to purchase a total of 699,642 additional shares of Common Stock, for total proceeds of $12,591,619.  The warrants have a five-year term, an exercise price of $6.50 per share, and are exercisable in whole or in part at any time.

The reported sales of the Corporation's securities are intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and the safe harbor provisions of Rule 506 of Regulation D promulgated thereunder.  The securities being offered by the Corporation have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This report shall not be construed as an offer to sell or the solicitation of an offer to buy any of the Corporation's securities.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit

4.1	Form of Warrant to purchase shares of Common Stock to be issued to the Purchaser.

10.1	Securities Purchase Agreement, dated August 25, 2009, between the Corporation and the Purchaser.

10.2	Registration Rights Agreement, dated August 25, 2009, between the Corporation and the Purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC FINANCIAL CORPORATION

DATED: August 25, 2009	By:	/s/ Denise Portmann
Denise Portmann
Chief Financial Officer